Exhibit 99.2

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 and December 31, 2013
(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Real estate investments, net	$2,641,620,000	$2,523,699,000
Real estate notes receivable, net	29,210,000	18,888,000
Cash and cash equivalents	30,878,000	37,955,000
Accounts and other receivables, net	10,110,000	6,906,000
Restricted cash	14,845,000	12,972,000
Real estate and escrow deposits	1,500,000	4,701,000
Identified intangible assets, net	269,127,000	285,667,000
Other assets, net	49,953,000	37,938,000
Total assets	$3,047,243,000	$2,928,726,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$320,643,000	$329,476,000
Line of credit	217,300,000	68,000,000
Accounts payable and accrued liabilities	49,161,000	42,717,000
Accounts payable due to affiliates	3,124,000	2,407,000
Derivative financial instruments	27,249,000	16,940,000
Identified intangible liabilities, net	11,579,000	11,693,000
Security deposits, prepaid rent and other liabilities	72,704,000	72,262,000
Total liabilities	701,760,000	543,495,000

Commitments and contingencies (Note 11)

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 293,399,469 and 290,003,240 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	2,933,000	2,900,000
Additional paid-in capital	2,667,638,000	2,635,175,000
Accumulated deficit	(366,901,000)	(277,826,000)
Accumulated other comprehensive income	39,676,000	22,776,000
Total stockholders’ equity	2,343,346,000	2,383,025,000
Noncontrolling interests (Note 12)	2,137,000	2,206,000
Total equity	2,345,483,000	2,385,231,000
Total liabilities and equity	$3,047,243,000	$2,928,726,000
The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Real estate revenue	$72,935,000	$45,394,000	$145,203,000	$85,612,000
Resident fees and services	20,987,000	—	40,175,000	—
Total revenues	93,922,000	45,394,000	185,378,000	85,612,000
Expenses:
Rental expenses	34,992,000	10,217,000	66,303,000	18,457,000
General and administrative	11,704,000	4,369,000	19,890,000	8,439,000
Acquisition related expenses	1,101,000	3,674,000	2,743,000	7,279,000
Depreciation and amortization	34,326,000	16,420,000	67,927,000	31,238,000
Total expenses	82,123,000	34,680,000	156,863,000	65,413,000
Income from operations	11,799,000	10,714,000	28,515,000	20,199,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense	(5,445,000)	(4,488,000)	(10,538,000)	(8,565,000)
Gain in fair value of derivative financial instruments	25,000	123,000	75,000	212,000
Foreign currency and derivative loss	(7,682,000)	(330,000)	(9,904,000)	(330,000)
Interest income	1,000	34,000	4,000	37,000
(Loss) income before income taxes	(1,302,000)	6,053,000	8,152,000	11,553,000
Income tax benefit	805,000	—	1,437,000	—
Net (loss) income	(497,000)	6,053,000	9,589,000	11,553,000
Less: net loss (income) attributable to noncontrolling interests	3,000	(9,000)	(10,000)	(13,000)
Net (loss) income attributable to controlling interest	$(494,000)	$6,044,000	$9,579,000	$11,540,000
Net (loss) income per common share attributable to controlling interest — basic and diluted	$—	$0.04	$0.03	$0.08
Weighted average number of common shares outstanding — basic and diluted	293,304,968	155,827,697	292,474,061	140,121,582
Distributions declared per common share	$0.17	$0.17	$0.34	$0.34

Net (loss) income	$(497,000)	$6,053,000	$9,589,000	$11,553,000
Other comprehensive income:
Gains on intra-entity foreign currency transactions that are of a long-term investment nature	13,194,000	—	16,388,000	—
Foreign currency translation adjustments	424,000	—	528,000	—
Total other comprehensive income	13,618,000	—	16,916,000	—
Comprehensive income	13,121,000	6,053,000	26,505,000	11,553,000
Less: comprehensive income attributable to noncontrolling interests	(10,000)	(9,000)	(26,000)	(13,000)
Comprehensive income attributable to controlling interest	$13,111,000	$6,044,000	$26,479,000	$11,540,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
For the Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Stockholders’ Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Noncontrolling Interests	Total Equity
BALANCE — December 31, 2013	290,003,240	$2,900,000	$2,635,175,000	$(277,826,000)	$22,776,000	$2,383,025,000	$2,206,000	$2,385,231,000
Issuance of common stock	17,066	—	157,000	—	—	157,000	—	157,000
Offering costs — common stock	—	—	(3,000)	—	—	(3,000)	—	(3,000)
Issuance of vested and nonvested restricted common stock	81,540	—	167,000	—	—	167,000	—	167,000
Issuance of common stock under the DRIP	3,801,067	38,000	36,871,000	—	—	36,909,000	—	36,909,000
Repurchase of common stock	(503,444)	(5,000)	(4,855,000)	—	—	(4,860,000)	—	(4,860,000)
Amortization of nonvested common stock compensation	—	—	126,000	—	—	126,000	—	126,000
Distributions to noncontrolling interests	—	—	—	—	—	—	(95,000)	(95,000)
Distributions declared	—	—	—	(98,654,000)	—	(98,654,000)	—	(98,654,000)
Net income	—	—	—	9,579,000	—	9,579,000	10,000	9,589,000
Other comprehensive income	—	—	—	—	16,900,000	16,900,000	16,000	16,916,000
BALANCE — June 30, 2014	293,399,469	$2,933,000	$2,667,638,000	$(366,901,000)	$39,676,000	$2,343,346,000	$2,137,000	$2,345,483,000

	Stockholders’ Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity	Noncontrolling Interests	Total Equity
BALANCE — December 31, 2012	113,199,988	$1,132,000	$1,010,152,000	$(150,977,000)	$—	$860,307,000	$439,000	$860,746,000
Issuance of common stock	68,344,459	683,000	695,839,000	—	—	696,522,000	—	696,522,000
Offering costs — common stock	—	—	(69,889,000)	—	—	(69,889,000)	—	(69,889,000)
Issuance of common stock under the DRIP	2,351,143	24,000	22,806,000	—	—	22,830,000	—	22,830,000
Repurchase of common stock	(544,675)	(5,000)	(5,249,000)	—	—	(5,254,000)	—	(5,254,000)
Amortization of nonvested common stock compensation	—	—	53,000	—	—	53,000	—	53,000
Issuance of limited partnership units	—	—	268,000	—	—	268,000	1,744,000	2,012,000
Offering costs — limited partnership units	—	—	(21,000)	—	—	(21,000)	—	(21,000)
Distributions to noncontrolling interests	—	—	—	—	—	—	(43,000)	(43,000)
Distributions declared	—	—	—	(47,271,000)	—	(47,271,000)	—	(47,271,000)
Net income	—	—	—	11,540,000	—	11,540,000	13,000	11,553,000
BALANCE — June 30, 2013	183,350,915	$1,834,000	$1,653,959,000	$(186,708,000)	$—	$1,469,085,000	$2,153,000	$1,471,238,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,589,000	$11,553,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization (including deferred financing costs, above/below market leases, leasehold interests, above market leasehold interests, debt discount/premium, closing costs and origination fees)	69,314,000	32,312,000
Contingent consideration related to acquisition of real estate	—	(51,198,000)
Deferred rent	(11,887,000)	(5,646,000)
Stock based compensation	293,000	53,000
Acquisition fees paid in stock	67,000	351,000
Bad debt expense, net	98,000	118,000
Unrealized foreign currency (gain) loss	(398,000)	330,000
Change in fair value of contingent consideration	(78,000)	273,000
Changes in fair value of derivative financial instruments	10,309,000	(212,000)
Gain on property insurance settlement	(338,000)	—
Changes in operating assets and liabilities:
Accounts and other receivables	(3,210,000)	(1,855,000)
Other assets	(1,550,000)	(2,834,000)
Accounts payable and accrued liabilities	7,666,000	5,596,000
Accounts payable due to affiliates	694,000	128,000
Security deposits, prepaid rent and other liabilities	(1,979,000)	(519,000)
Net cash provided by (used in) operating activities	78,590,000	(11,550,000)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(138,524,000)	(173,016,000)
Advances on real estate notes receivable	(10,767,000)	(5,200,000)
Principal repayment on real estate note receivable	999,000	—
Closing costs and origination fees on real estate notes receivable, net	(27,000)	(116,000)
Capital expenditures	(3,225,000)	(1,255,000)
Restricted cash	(1,873,000)	(4,769,000)
Real estate and escrow deposits	3,201,000	(21,242,000)
Proceeds from property insurance settlement	343,000	—
Net cash used in investing activities	(149,873,000)	(205,598,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage loans payable	(16,958,000)	(7,446,000)
Borrowings under the line of credit	195,700,000	86,900,000
Payments under the line of credit	(46,400,000)	(286,900,000)
Proceeds from issuance of common stock	—	688,902,000
Deferred financing costs	(152,000)	(2,677,000)
Contingent consideration related to acquisition of real estate	(1,028,000)	(3,077,000)
Repurchase of common stock	(4,860,000)	(5,254,000)
Distributions to noncontrolling interests	(95,000)	(28,000)
Purchase of noncontrolling interest	(6,000)	—
Security deposits	305,000	(1,959,000)
Payment of offering costs — common stock	(35,000)	(69,204,000)
Payment of offering costs — limited partnership units	—	(77,000)
Distributions paid	(62,091,000)	(21,108,000)
Net cash provided by financing activities	64,380,000	378,072,000
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,903,000)	160,924,000
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH AND CASH EQUIVALENTS	(174,000)	—

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
For the Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Six Months Ended June 30,
	2014	2013
CASH AND CASH EQUIVALENTS — Beginning of period	37,955,000	94,683,000
CASH AND CASH EQUIVALENTS — End of period	$30,878,000	$255,607,000
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$10,083,000	$8,180,000
Income taxes	$1,114,000	$88,000
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Accrued capital expenditures	$2,351,000	$1,584,000
Accrued closing costs — real estate note receivable	$12,000	$4,000
Tenant improvement overage	$948,000	$42,000
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other receivables	$86,000	$—
Other assets	$120,000	$561,000
Mortgage loans payable, net	$9,360,000	$62,712,000
Accounts payable and accrued liabilities	$317,000	$1,448,000
Security deposits, prepaid rent and other liabilities	$647,000	$1,100,000
Financing Activities:
Issuance of common stock under the DRIP	$36,909,000	$22,830,000
Issuance of common stock for acquisitions	$90,000	$—
Distributions declared but not paid — common stock	$16,398,000	$9,724,000
Distributions declared but not paid — limited partnership units	$16,000	$15,000
Issuance of limited partnership units	$—	$2,012,000
Accrued offering costs — common stock	$—	$246,000
Accrued offering costs — limited partnership units	$—	$8,000
Receivable from transfer agent	$—	$9,850,000
Accrued deferred financing costs	$26,000	$54,000
The accompanying notes are an integral part of these condensed consolidated financial statements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Three and Six Months Ended June 30, 2014 and 2013
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT II, Inc. and its subsidiaries, including Griffin-American Healthcare REIT II Holdings, LP, except where the context otherwise requires.
1. Organization and Description of Business
Griffin-American Healthcare REIT II, Inc., a Maryland corporation, was incorporated on January 7, 2009 and therefore we consider that our date of inception. We were initially capitalized on February 4, 2009. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments. We also operate healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure (the provisions of the Internal Revenue Code of 1986, as amended, or the Code, authorizing the RIDEA structure were enacted as part of the Housing and Economic Recovery Act of 2008). We generally seek investments that produce current income. We qualified to be taxed as a real estate investment trust, or REIT, under the Code for federal income tax purposes beginning with our taxable year ended December 31, 2010 and we intend to continue to be taxed as a REIT.
As of February 14, 2013, the termination date of our initial public offering, or our initial offering, we had received and accepted subscriptions in our initial offering for 123,179,064 shares of our common stock, or $1,233,333,000, and a total of $40,167,000 in distributions were reinvested and 4,205,920 shares of our common stock were issued pursuant to the distribution reinvestment plan, or the DRIP.
As of October 30, 2013, the termination date of our follow-on public offering, or our follow-on offering, we had received and accepted subscriptions in our follow-on offering for 157,622,743 shares of our common stock, or $1,604,996,000, and a total of $42,713,000 in distributions were reinvested and 4,398,862 shares of our common stock were issued pursuant to the DRIP.
We conduct substantially all of our operations through Griffin-American Healthcare REIT II Holdings, LP, or our operating partnership. Until January 6, 2012, we were externally advised by Grubb & Ellis Healthcare REIT II Advisor, LLC, or our former advisor, pursuant to an advisory agreement, as amended and restated, between us and our former advisor. Effective January 7, 2012, we are externally advised by Griffin-American Healthcare REIT Advisor, LLC, or Griffin-American Advisor, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor. The Advisory Agreement had an initial one-year term, but was subject to successive one year renewals upon mutual consent of the parties. The Advisory Agreement was most recently renewed pursuant to the mutual consent of the parties for a period beginning on June 6, 2014 and ending on January 7, 2015; provided, however, that in the event a definitive agreement relating to a Merger or Terminating Sale Transaction (as such terms are defined in the Amended and Restated Agreement of Limited Partnership, dated April 26, 2014, of our operating partnership) is entered into but not consummated prior to January 7, 2015, the Advisory Agreement will be automatically extended until the consummation or earlier termination of such Merger or Terminating Sale Transaction. Our advisor delegates advisory duties to Griffin-American Healthcare REIT Sub-Advisor, LLC, or Griffin-American Sub-Advisor, or our sub-advisor. Griffin-American Sub-Advisor is jointly owned by American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or our co-sponsors. Our advisor, through our sub-advisor, uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties, real estate-related investments and securities on our behalf consistent with our investment policies and objectives. Our advisor also provides marketing, sales and client services on our behalf. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our sub-advisor performs its duties and responsibilities pursuant to a sub-advisory agreement with our advisor and also acts as our fiduciary. Collectively, we refer to our advisor and our sub-advisor as our advisor entities. Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager, an affiliate of Griffin Capital, served as our dealer manager in our initial offering effective as of January 7, 2012 and in our follow-on offering. We are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities; however, we are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors.
We currently operate through five reportable business segments — medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. As of June 30, 2014, we had completed 75 acquisitions comprising 289 buildings and approximately 11,277,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $2,929,461,000.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

2. Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding our condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying condensed consolidated financial statements.
Basis of Presentation

Our accompanying condensed consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and all non-wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated pursuant to ASC Topic 810.
We operate and intend to continue to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and as of June 30, 2014 and December 31, 2013, we owned greater than a 99.90% general partnership interest therein. On January 4, 2012, our advisor contributed $2,000 to acquire 200 limited partnership units of our operating partnership and as such, as of June 30, 2014 and December 31, 2013, owns less than a 0.01% noncontrolling limited partnership interest in our operating partnership. Between December 31, 2012 and July 16, 2013, 12 investors contributed their interests in 15 buildings in exchange for 281,600 limited partnership units in our operating partnership. As of June 30, 2014 and December 31, 2013, these investors collectively owned less than a 0.10% noncontrolling limited partnership interest in our operating partnership. Because we are the sole general partner and a limited partner of our operating partnership and have unilateral control over its management and major operating decisions, the accounts of our operating partnership are consolidated in our condensed consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.
Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the Securities and Exchange Commission, or the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.
In preparing our accompanying condensed consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that although the disclosures contained herein are adequate to prevent the information presented from being misleading, our accompanying condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto included in our 2013 Annual Report on Form 10-K/A, as filed with the SEC on March 21, 2014.
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Allowance for Uncollectible Accounts
Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

under their lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowances are charged to bad debt expense which is included in general and administrative in our accompanying condensed consolidated statements of operations and comprehensive income. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant's financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. As of June 30, 2014 and December 31, 2013, we had $321,000 and $323,000, respectively, in allowance for uncollectible accounts which was determined necessary to reduce receivables to our estimate of the amount recoverable.
For the three months ended June 30, 2014 and 2013, $70,000 and $0, respectively, of our receivables were directly written off to bad debt expense. For the six months ended June 30, 2014 and 2013, $70,000 and $91,000, respectively, of our receivables were directly written off to bad debt expense.
For the three and six months ended June 30, 2014, $23,000 of our receivables were written off against the allowance for uncollectible accounts. For the three and six months ended June 30, 2013, $25,000 of our receivables were written off against the allowance for uncollectible accounts.
As of June 30, 2014 and December 31, 2013, we did not have an allowance for uncollectible accounts for deferred rent receivables. For the three months ended June 30, 2014 and 2013, $6,000 and $7,000, respectively, of our deferred rent receivables were directly written off to bad debt expense. For the six months ended June 30, 2014 and 2013, $7,000 and $18,000, respectively, of our deferred rent receivables were directly written off to bad debt expense.
Income Taxes
We qualified and elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2010. To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service, or the IRS, grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.
We may be subject to certain state and local income taxes on our income, property or net worth in some jurisdictions, and in certain circumstances we may also be subject to federal excise taxes on undistributed income. In addition, certain activities that we undertake are conducted by subsidiaries which we elected to be treated as taxable REIT subsidiaries, or TRSs, to allow us to provide services that would otherwise be considered impermissible for REITs. Also, we have real estate investments in the United Kingdom, which does not recognize REITs and does not accord REIT status under its tax laws. Accordingly, we recognize income tax benefit (expense) for the federal, state and local income taxes incurred by our TRSs and foreign income taxes on our real estate investments in the United Kingdom.
We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our condensed consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. We recognize tax benefits of uncertain income tax positions that are subject to audit only if we believe it is more likely than not that the position would be sustained (including the impact of appeals, as applicable), assuming the applicable taxing authorities had full knowledge of the relevant facts and circumstances of our positions. As of June 30, 2014 and December 31, 2013, we did not have any tax benefits or liabilities for uncertain tax positions that we believe should be recognized in our condensed consolidated financial statements.
We account for deferred income taxes using the asset and liability method and recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our financial statements or tax returns. Under this method, we determine deferred tax assets and liabilities based on the temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets reflect the impact of operating loss and tax credit carryforwards. A valuation allowance is provided if we believe it is more likely than not that all or some portion of the deferred tax asset will not be realized. Any increase or decrease in the valuation allowance that results from a change in circumstances, and that causes us to change our judgment about the realizability of the related deferred tax asset, is included in income tax benefit (expense) in our accompanying condensed consolidated statements of operations and comprehensive income when such

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

changes occur. Deferred tax assets, net of valuation allowances are included in other assets in our accompanying condensed consolidated balance sheets. Any increase or decrease in the deferred tax liability that results from a change in circumstances, and that causes us to change our judgment about expected future tax consequences of events, is recorded in income tax benefit (expense) in our accompanying condensed consolidated statements of operations and comprehensive income when such changes occur. Deferred tax liabilities are included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets.
See Note 15, Income Taxes, for a further discussion.
Recently Issued Accounting Pronouncements
In April 2014, the FASB issued Accounting Standards Update, or ASU, 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, or ASU 2014-08, which amends the definition of a discontinued operation to raise the threshold for disposals to qualify as discontinued operations and requires additional disclosures about disposal transactions. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components either (i) has been disposed of or (ii) is classified as held for sale. In addition, ASU 2014-08 requires additional disclosures about both (i) a disposal transaction that meets the definition of a discontinued operation and (ii) an individually significant component of an entity that is disposed of or held for sale that does not qualify for discontinued operations presentation in the financial statements. We anticipate that the majority of our property dispositions will not be classified as discontinued operations. ASU 2014-08 is effective prospectively for interim and annual reporting periods beginning after December 15, 2014 with early adoption permitted. We early adopted ASU 2014-08 on January 1, 2014, which did not have an impact on our condensed consolidated financial statements.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance, including industry-specific revenue recognition guidance, and is effective for public entities for interim and annual reporting periods beginning after December 15, 2016. Further, the application of ASU 2014-09 permits the use of either the full retrospective or cumulative effect transition approach. Early application is not permitted. We have not yet selected a transition method nor have we determined the impact the adoption of ASU 2014-09 on January 1, 2017 will have on our consolidated financial statements, if any.
3. Real Estate Investments, Net
Our real estate investments, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Building and improvements	$2,324,609,000	$2,189,345,000
Land	438,121,000	414,179,000
Furniture, fixtures and equipment	6,664,000	6,410,000
	2,769,394,000	2,609,934,000
Less: accumulated depreciation	(127,774,000)	(86,235,000)
	$2,641,620,000	$2,523,699,000
Depreciation expense for the three months ended June 30, 2014 and 2013 was $21,295,000 and $10,920,000, respectively. Depreciation expense for the six months ended June 30, 2014 and 2013 was $41,942,000 and $20,821,000, respectively.
In addition to the acquisitions discussed below, for the three months ended June 30, 2014, we had capital expenditures of $1,940,000 on our medical office buildings, $45,000 on our skilled nursing facilities and $325,000 on our senior housing–RIDEA facilities. We did not have any capital expenditures on our hospitals and senior housing facilities for the three months ended June 30, 2014.
In addition to the acquisitions discussed below, for the six months ended June 30, 2014, we had capital expenditures of $4,550,000 on our medical office buildings, $126,000 on our skilled nursing facilities and $335,000 on our senior housing–

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

RIDEA facilities. We did not have any capital expenditures on our hospitals and senior housing facilities for the six months ended June 30, 2014.
We reimburse our advisor entities or their affiliates for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors. For the three and six months ended June 30, 2014 and 2013, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions, except with respect to our acquisition of land in May 2013, for which we previously owned a leasehold interest, in Hope, Arkansas for a contract purchase price of $50,000 subsequent to the initial purchase of Dixie-Lobo Medical Office Building Portfolio. Pursuant to our charter, prior to the acquisition of the land, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of the land in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.
Acquisitions in 2014
For the six months ended June 30, 2014, we acquired 10 buildings from unaffiliated parties. The aggregate contract purchase price of these properties was $143,750,000 and we incurred $3,737,000 to our advisor entities and their affiliates in acquisition fees in connection with these property acquisitions. The following is a summary of our property acquisitions for the six months ended June 30, 2014:

Acquisition(1)	Location	Type	Date Acquired	Contract Purchase Price	Mortgage Loan Payable(2)	Line of Credit(3)	Acquisition Fee
Dux MOB Portfolio(4)	Chillicothe, OH	Medical Office	01/09/14	$25,150,000	$—	$23,500,000	$654,000	(8)
North Carolina ALF Portfolio(5)	Durham, NC	Senior Housing	02/06/14	21,000,000	—	21,600,000	546,000	(8)
Pennsylvania SNF Portfolio(6)	Royersford, PA	Skilled Nursing	03/06/14	39,000,000	—	40,530,000	1,014,000	(8)
Eagle Carson City MOB	Carson City, NV	Medical Office	03/19/14	19,500,000	—	11,000,000	507,000	(8)
Surgical Hospital of Humble(7)	Humble, TX	Medical Office	04/01/14	13,700,000	—	13,650,000	356,000	(9)
Brentwood CA MOB	Brentwood, CA	Medical Office	05/29/14	16,000,000	9,181,000	7,000,000	416,000	(9)
Villa Rosa MOB	San Antonio, TX	Medical Office	06/16/14	9,400,000	—	3,200,000	244,000	(9)
Total				$143,750,000	$9,181,000	$120,480,000	$3,737,000
___________

(1)	We own 100% of our properties acquired in 2014.

(2)	Represents the balance of the mortgage loan payable assumed by us at the time of acquisition.

(3)
Represents borrowings under our unsecured revolving line of credit, as defined in Note 8, Line of Credit, at the time of acquisition. We periodically advance funds and pay down our unsecured revolving line of credit as needed. See Note 8, Line of Credit, for a further discussion.

(4)	On January 9, 2014, we added one additional building to our existing Dux MOB Portfolio. The other 14 buildings were purchased in December 2013.

(5)	On February 6, 2014, we added one additional building to our existing North Carolina ALF Portfolio. The other five buildings were purchased in December 2012.

(6)	On March 6, 2014, we added four additional buildings to our existing Pennsylvania SNF Portfolio. The other two buildings were purchased in April 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(7)	On April 1, 2014, we added one additional building to our existing Surgical Hospital of Humble Portfolio. The other building was purchased in December 2010.

(8)
Our sub-advisor and its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.60% of the contract purchase price which was paid as follows: (i) in shares of our common stock in an amount equal to 0.15% of the contract purchase price, at $9.20 per share, the price paid to acquire a share of our common stock in our follow-on offering, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price.

(9)
Our sub-advisor was paid in cash, as compensation for services rendered in connection with the investigation, selection and acquisition of our property, an acquisition fee of 2.60% of the contract purchase price.

4. Real Estate Notes Receivable, Net
Real estate notes receivable, net consisted of the following as of June 30, 2014 and December 31, 2013:

					Outstanding Balance(2)
Notes Receivable Location of Related Property or Collateral	Origination Date	Maturity Date	Contractual Interest Rate(1)	Maximum Advances Available	June 30, 2014	December 31, 2013	Acquisition Fee(3)
UK Development Facility(4)
United Kingdom	09/11/13	various	7.50%	$114,081,000	$20,107,000	$16,593,000	$400,000
Kissito Note
Roanoke, VA	09/20/13	03/19/15	7.25%	$4,400,000	3,672,000	2,002,000	73,000
Landmark Naples Note
Naples, FL	03/28/14	03/28/16	6.00%	$18,900,000	5,177,000	—	104,000
					28,956,000	18,595,000	$577,000
Unamortized closing costs and origination fees, net					254,000	293,000
Real estate notes receivable, net					$29,210,000	$18,888,000
___________

(1)	Represents the per annum interest rate in effect as of June 30, 2014.

(2)
Outstanding balance represents the original principal balance, increased by any subsequent advances and decreased by any subsequent principal paydowns, and only requires monthly interest payments. The UK Development Facility is subject to certain prepayment restrictions if repaid on or before the maturity date. Based on the currency exchange rate as of June 30, 2014, approximately $107,312,000 remained available for future funding under our real estate notes receivable, subject to certain conditions set forth in the applicable loan agreements.

(3)	Our sub-advisor was paid, as compensation for services in connection with real estate-related investments, an acquisition fee of 2.00% of the total amount advanced through June 30, 2014.

(4)
We entered into the UK Development Facility agreement on July 6, 2013, which was effective upon the acquisition of UK Senior Housing Portfolio on September 11, 2013. There are various maturity dates depending upon the timing of advances; however, the maturity date will be no later than March 10, 2022. Based on the currency exchange rate as of June 30, 2014, the maximum amount of advances available was £66,691,000, or approximately $114,081,000, and the outstanding balance as of June 30, 2014 was £11,754,000, or approximately $20,107,000.

Pursuant to certain terms and conditions which may or may not be satisfied, we have the option to purchase the properties securing the UK Development Facility, Kissito Note and Landmark Naples Note.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following shows the change in the carrying amount of real estate notes receivable, net for the six months ended June 30, 2014 and 2013:

	Six Months Ended June 30,
	2014	2013
Beginning balance	$18,888,000	$5,182,000
Additions:
Advances on real estate notes receivable	10,767,000	5,200,000
Closing costs and origination fees, net	39,000	104,000
Unrealized foreign currency gain from remeasurement	593,000	—
Deductions:
Principal repayment of real estate note receivable	(999,000)	—
Amortization of closing costs and origination fees	(78,000)	(67,000)
Ending balance	$29,210,000	$10,419,000
Amortization expense on closing costs and origination fees for the three months ended June 30, 2014 and 2013 was $2,000 and $42,000, respectively, and for the six months ended June 30, 2014 and 2013, was $78,000 and $67,000, respectively, which was recorded against real estate revenue in our accompanying condensed consolidated statements of operations and comprehensive income.
5. Identified Intangible Assets, Net
Identified intangible assets, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Tenant relationships, net of accumulated amortization of $17,868,000 and $11,128,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 17.6 years and 17.8 years as of June 30, 2014 and December 31, 2013, respectively)	$130,845,000	$131,816,000
In-place leases, net of accumulated amortization of $39,542,000 and $23,364,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 8.3 years and 8.1 years as of June 30, 2014 and December 31, 2013, respectively)	109,162,000	123,780,000
Leasehold interests, net of accumulated amortization of $799,000 and $658,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 63.4 years and 63.8 years as of June 30, 2014 and December 31, 2013, respectively)	15,936,000	16,077,000
Above market leases, net of accumulated amortization of $4,474,000 and $3,466,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 6.2 years and 6.6 years as of June 30, 2014 and December 31, 2013, respectively)	12,597,000	13,400,000
Defeasible interest, net of accumulated amortization of $36,000 and $29,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 39.3 years and 39.8 years as of June 30, 2014 and December 31, 2013, respectively)	587,000	594,000
	$269,127,000	$285,667,000
Amortization expense for the three months ended June 30, 2014 and 2013 was $13,757,000 and $6,185,000, respectively, which included $799,000 and $688,000, respectively, of amortization recorded against real estate revenue for above market leases and $70,000 and $68,000, respectively, of amortization recorded to rental expenses for leasehold interests in our accompanying condensed consolidated statements of operations and comprehensive income.
Amortization expense for the six months ended June 30, 2014 and 2013 was $27,392,000 and $11,685,000, respectively, which included $1,542,000 and $1,246,000, respectively, of amortization recorded against real estate revenue for above market leases and $141,000 and $138,000, respectively, of amortization recorded to rental expenses for leasehold interests in our accompanying condensed consolidated statements of operations and comprehensive income.
The aggregate weighted average remaining life of the identified intangible assets was 16.0 and 15.7 years as of June 30, 2014 and December 31, 2013, respectively. As of June 30, 2014, estimated amortization expense on the identified intangible

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

assets for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$25,510,000
2015	26,200,000
2016	23,955,000
2017	21,836,000
2018	20,033,000
Thereafter	151,593,000
$269,127,000
6. Other Assets, Net
Other assets, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Deferred rent receivables	$36,531,000	$24,494,000
Deferred financing costs, net of accumulated amortization of $5,016,000 and $3,627,000 as of June 30, 2014 and December 31, 2013, respectively	4,866,000	6,282,000
Prepaid expenses and deposits	2,651,000	2,485,000
Lease commissions, net of accumulated amortization of $637,000 and $393,000 as of June 30, 2014 and December 31, 2013, respectively	5,905,000	4,677,000
	$49,953,000	$37,938,000
Amortization expense on lease commissions for the three months ended June 30, 2014 and 2013 was $143,000 and $71,000, respectively, and for the six months ended June 30, 2014 and 2013 was $276,000 and $116,000, respectively.
Amortization expense on deferred financing costs for the three months ended June 30, 2014 and 2013 was $840,000 and $622,000, respectively, and for the six months ended June 30, 2014 and 2013 was $1,592,000 and $1,081,000, respectively. Amortization expense on deferred financing costs is recorded to interest expense in our accompanying condensed consolidated statements of operations and comprehensive income.
For the six months ended June 30, 2014, $90,000 of the total $1,592,000 was related to the write-off of deferred financing costs due to the early extinguishment of the mortgage loans payables secured by a property in the FLAGS MOB Portfolio and Muskogee Long-Term Acute Care Hospital. For the six months ended June 30, 2013, $56,000 of the $1,081,000 was related to the write-off of deferred financing costs due to the early extinguishment of a mortgage loan payable secured by Hardy Oak Medical Office Building.
As of June 30, 2014, estimated amortization expense on deferred financing costs and lease commissions for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$1,851,000
2015	2,243,000
2016	1,062,000
2017	866,000
2018	780,000
Thereafter	3,969,000
$10,771,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

7. Mortgage Loans Payable, Net
Mortgage loans payable were $307,946,000 ($320,643,000, net of discount and premium) and $315,722,000 ($329,476,000, net of discount and premium) as of June 30, 2014 and December 31, 2013, respectively.
As of June 30, 2014, we had 42 fixed rate and two variable rate mortgage loans payable with effective interest rates ranging from 1.25% to 6.60% per annum and a weighted average effective interest rate of 4.94% per annum based on interest rates in effect as of June 30, 2014. The mortgage loans payable as of June 30, 2014 had maturity dates ranging from February 28, 2015 to September 1, 2047. As of June 30, 2014, we had $298,880,000 ($311,775,000, net of discount and premium) of fixed rate debt, or 97.1% of mortgage loans payable, at a weighted average effective interest rate of 5.01% per annum, and $9,066,000 ($8,868,000, net of discount) of variable rate debt, or 2.9% of mortgage loans payable, at a weighted average effective interest rate of 2.57% per annum.
As of December 31, 2013, we had 42 fixed rate and three variable rate mortgage loans payable with effective interest rates ranging from 1.27% to 6.60% per annum and a weighted average effective interest rate of 4.87% per annum based on interest rates in effect as of December 31, 2013. The mortgage loans payable as of December 31, 2013 had maturity dates ranging from March 1, 2014 to September 1, 2047. As of December 31, 2013, we had $299,680,000 ($313,646,000, net of discount and premium) of fixed rate debt, or 94.9% of mortgage loans payable, at a weighted average effective interest rate of 5.00% per annum, and $16,042,000 ($15,830,000, net of discount) of variable rate debt, or 5.1% of mortgage loans payable, at a weighted average effective interest rate of 2.57% per annum.
We are required by the terms of certain loan documents to meet certain covenants, such as occupancy ratios, leverage ratios, net worth ratios, debt service coverage ratios, liquidity ratios, operating cash flow to fixed charges ratios, distribution ratios and reporting requirements. As of June 30, 2014 and December 31, 2013, we were in compliance with all such covenants and requirements.
Mortgage loans payable, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Total fixed rate debt	$298,880,000	$299,680,000
Total variable rate debt	9,066,000	16,042,000
	307,946,000	315,722,000
Less: discount	(201,000)	(216,000)
Add: premium	12,898,000	13,970,000
Mortgage loans payable, net	$320,643,000	$329,476,000
The following shows the change in the carrying amount of mortgage loans payable, net for the six months ended June 30, 2014 and 2013:

	Six Months Ended June 30,
	2014	2013
Beginning balance	$329,476,000	$291,052,000
Additions:
Assumptions of mortgage loans payable, net	9,360,000	62,712,000
Deductions:
Scheduled principal payments on mortgage loans payable	(2,815,000)	(2,410,000)
Principal payments on early extinguishment of mortgage loans payable	(14,143,000)	(5,036,000)
Amortization of premium/discount on mortgage loans payable	(1,235,000)	(1,091,000)
Ending balance	$320,643,000	$345,227,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of June 30, 2014, the principal payments due on our mortgage loans payable for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$5,154,000
2015	42,092,000
2016	58,839,000
2017	24,574,000
2018	34,069,000
Thereafter	143,218,000
$307,946,000
8. Line of Credit
Unsecured Revolving Line of Credit
On June 5, 2012, we, our operating partnership and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., or Bank of America, as administrative agent, swingline lender and issuer of letters of credit; KeyBank National Association, or KeyBank, as syndication agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets as joint lead arrangers and joint book managers; and the lenders named therein, to obtain an unsecured revolving line of credit, with an aggregate maximum principal amount of $200,000,000, or our unsecured line of credit. The proceeds of loans made under our unsecured line of credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to 10.0% of the maximum principal amount in the form of standby letters of credit and up to 15.0% of the maximum principal amount in the form of swingline loans.
On May 24, 2013, we entered into a Second Amendment to the Credit Agreement, or the Amendment, which increased the aggregate maximum principal amount of our unsecured line of credit to $450,000,000, with Bank of America, KeyBank, RBS Citizens, N.A., and Comerica Bank, as existing lenders, and Barclays Bank PLC, Fifth Third Bank, Wells Fargo Bank, N.A., Credit Agricole Corporate and Investment Bank, and Sumitomo Mitsui Banking Corporation, as new lenders. The Amendment also revised the amount that may be obtained by our operating partnership in the form of swingline loans from up to 15.0% of the maximum principal amount to up to $50,000,000.
The maximum principal amount of the Credit Agreement, as amended, may be increased by up to $200,000,000, for a total principal amount of $650,000,000, subject to (a) the terms of the Credit Agreement, as amended, and (b) such additional financing amount being offered and provided by current lenders or additional lenders under the Credit Agreement, as amended.
At our option, loans under the Credit Agreement, as amended, bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 2.00% to 3.00% based on our consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement, as amended) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement, as amended) plus 1.00%, plus (ii) a margin ranging from 1.00% to 2.00% based on our consolidated leverage ratio. Accrued interest under the Credit Agreement, as amended, is payable monthly. Our unsecured line of credit matures on June 5, 2015, and may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee.
We are required to pay a fee on the unused portion of the lenders' commitments under the Credit Agreement, as amended, at a per annum rate equal to 0.25% if the average daily used amount is greater than 50.0% of the commitments and 0.35% if the average daily used amount is less than 50.0% of the commitments.
The Credit Agreement, as amended, contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement, as amended, imposes the following financial covenants, which are specifically defined in the Credit Agreement, as amended: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a maximum dividend payout ratio; (f) a maximum consolidated unencumbered leverage ratio; and (g) a minimum consolidated unencumbered interest coverage ratio. As of June 30, 2014 and December 31, 2013, we were in compliance with all such covenants and requirements.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The Credit Agreement, as amended, requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement, as amended. In the event of default, the lenders have the right to terminate its obligations under the Credit Agreement, as amended, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon.
The actual amount of credit available under our unsecured line of credit at any given time is a function of, and is subject to, loan to value and debt service coverage ratios based on net operating income as contained in the Credit Agreement, as amended. Based on the value of our borrowing base properties, as such term is used in the Credit Agreement, as amended, our aggregate borrowing capacity under our unsecured line of credit was $450,000,000 as of June 30, 2014 and December 31, 2013. As of June 30, 2014 and December 31, 2013, borrowings outstanding under our unsecured line of credit totaled $217,300,000 and $68,000,000, respectively, and $232,700,000 and $382,000,000, respectively, remained available thereunder. The weighted average interest rate on borrowings outstanding as of June 30, 2014 and December 31, 2013 was 2.15% and 2.32%, respectively, per annum.
9. Derivative Financial Instruments
ASC Topic 815, Derivatives and Hedging, or ASC Topic 815, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. We utilize derivatives such as fixed interest rate swaps to add stability to interest expense and to manage our exposure to interest rate movements. We also use derivative instruments, such as foreign currency forward contracts, to mitigate the effects of the foreign currency fluctuations on future cash flows. Consistent with ASC Topic 815, we record derivative financial instruments in our accompanying condensed consolidated balance sheets as either an asset or a liability measured at fair value. ASC Topic 815 permits special hedge accounting if certain requirements are met. Hedge accounting allows for gains and losses on derivatives designated as hedges to be offset by the change in value of the hedged item or items or to be deferred in other comprehensive income.
As of June 30, 2014 and December 31, 2013, no derivatives were designated as hedges. Derivatives not designated as hedges are not speculative and are used to manage our exposure to interest rate movements and foreign currency fluctuations, but do not meet the strict hedge accounting requirements of ASC Topic 815. Changes in the fair value of interest rate derivative financial instruments are recorded as a component of interest expense in gain in fair value of derivative financial instruments in our accompanying condensed consolidated statements of operations and comprehensive income. Changes in the fair value of foreign currency derivative financial instruments are recorded in foreign currency and derivative loss in our accompanying condensed consolidated statements of operations and comprehensive income.
See Note 14, Fair Value Measurements, for a further discussion of the fair value of our derivative financial instruments.
Interest Rate Swaps
For the three months ended June 30, 2014 and 2013, we recorded $25,000 and $123,000, respectively, and for the six months ended June 30, 2014 and 2013, we recorded $75,000 and $212,000, respectively, as a decrease to interest expense in our accompanying condensed consolidated statements of operations and comprehensive income related to the change in the fair value of our interest rate swaps.
The following table lists the interest rate swap contracts held by us as of June 30, 2014:

Notional Amount	Index	Interest Rate	Fair Value	Instrument	Maturity Date
$2,354,000	one month LIBOR	6.00%	$(295,000)	Swap	08/15/21
6,712,000	one month LIBOR	4.11%	(81,000)	Swap	10/01/15
$9,066,000			$(376,000)

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following table lists the interest rate swap contracts held by us as of December 31, 2013:

Notional Amount	Index	Interest Rate	Fair Value	Instrument	Maturity Date
$2,483,000	one month LIBOR	6.00%	$(309,000)	Swap	08/15/21
6,798,000	one month LIBOR	4.41%	—	Swap	01/01/14
6,761,000	one month LIBOR	4.28%	(39,000)	Swap	05/01/14
6,784,000	one month LIBOR	4.11%	(103,000)	Swap	10/01/15
$22,826,000			$(451,000)
Foreign Currency Forward Contract
On September 9, 2013, we entered into a foreign currency forward contract to sell £180,000,000 at the fixed foreign currency exchange rate of 1.5606 on September 10, 2014. For the three and six months ended June 30, 2014, we recorded an unrealized loss of $8,185,000 and $10,384,000, respectively, to foreign currency and derivative loss in our accompanying condensed consolidated statements of operations and comprehensive income related to the change in the fair value of our foreign currency forward contract. As of June 30, 2014 and December 31, 2013, the fair value of our foreign currency forward contract was $(26,873,000) and $(16,489,000), which is included in derivative financial instruments in our accompanying condensed consolidated balance sheets. For the three and six months ended June 30, 2013, we did not enter into any foreign currency forward contracts.
10. Identified Intangible Liabilities, Net
Identified intangible liabilities, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Below market leases, net of accumulated amortization of $1,354,000 and $887,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 7.4 years and 7.8 years as of June 30, 2014 and December 31, 2013, respectively)	$6,408,000	$6,884,000
Above market leasehold interests, net of accumulated amortization of $136,000 and $83,000 as of June 30, 2014 and December 31, 2013, respectively (with a weighted average remaining life of 67.7 years and 70.0 years as of June 30, 2014 and December 31, 2013, respectively)	5,171,000	4,809,000
	$11,579,000	$11,693,000
Amortization expense on below market leases for the three months ended June 30, 2014 and 2013 was $303,000 and $193,000, respectively, and for the six months ended June 30, 2014 and 2013 was $678,000 and $340,000, respectively. Amortization expense on below market leases is recorded to real estate revenue in our accompanying condensed consolidated statements of operations and comprehensive income.
Amortization expense on above market leasehold interests for the three months ended June 30, 2014 and 2013 was $26,000 and $14,000, respectively, and for the six months ended June 30, 2014 and 2013 was $53,000 and $26,000, respectively. Amortization expense on above market leasehold interests is recorded against rental expenses in our accompanying condensed consolidated statements of operations and comprehensive income.
The aggregate weighted average remaining life of the identified intangible liabilities was 34.3 and 33.4 years as of June 30, 2014 and December 31, 2013, respectively. As of June 30, 2014, estimated amortization expense on below market leases and above market leasehold interests for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Year	Amount
2014	$639,000
2015	1,214,000
2016	1,149,000
2017	994,000
2018	885,000
Thereafter	6,698,000
$11,579,000
11. Commitments and Contingencies
Litigation
We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.
Environmental Matters
We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our condensed consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
Other
Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business, which include calls/puts to sell/acquire properties. In our view, these matters are not expected to have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.
12. Equity
Preferred Stock
Our charter authorizes us to issue 200,000,000 shares of our preferred stock, par value $0.01 per share. As of June 30, 2014 and December 31, 2013, no shares of preferred stock were issued and outstanding.
Common Stock
Our charter authorizes us to issue 1,000,000,000 shares of our common stock. Until November 6, 2012, we offered to the public up to $3,000,000,000 of shares of our common stock for $10.00 per share in our primary offering and $285,000,000 of shares of our common stock pursuant to the DRIP for $9.50 per share. On November 7, 2012, we began selling shares of our common stock in our initial offering at $10.22 per share in our primary offering and issuing shares pursuant to the DRIP for $9.71 per share. On February 14, 2013, we terminated our initial offering.
On February 14, 2013, we commenced our follow-on offering of up to $1,650,000,000 of shares of our common stock, in which we initially offered to the public up to $1,500,000,000 of shares of our common stock for $10.22 per share in our primary offering and up to $150,000,000 of shares of our common stock for $9.71 per share pursuant to the DRIP. We reserved the right to reallocate the shares of common stock we offered in our follow-on offering between the primary offering and the DRIP. As such, during our follow-on offering, we reallocated an aggregate of $107,200,000 of shares from the DRIP to the primary offering. Accordingly, we offered to the public $1,607,200,000 in our primary offering and $42,800,000 of shares of our common stock pursuant to the DRIP. On October 30, 2013, we terminated our follow-on offering.
On September 9, 2013, we filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, to register $100,000,000 of additional shares of our common stock pursuant to our distribution reinvestment plan, or the Secondary DRIP. The Registration Statement on Form S-3 was automatically effective with the SEC upon its

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

filing; however, we did not commence offering shares pursuant to the Secondary DRIP until October 30, 2013 following the termination of our follow-on offering. On March 28, 2014, our board of directors suspended the Secondary DRIP effective beginning with the distributions declared for the month of April 2014, which were payable in May 2014, and all future distributions declared will be paid in cash to our stockholders.
On January 4, 2012, Griffin-American Advisor acquired 22,222 shares of our common stock for $200,000.
Through June 30, 2014, we granted an aggregate of 149,040 shares of our restricted common stock to our independent directors. Through June 30, 2014, we had issued 280,801,806 shares of our common stock in connection with our offerings, 14,305,741 shares of our common stock pursuant to the DRIP and the Secondary DRIP and 105,337 shares of our common stock for property acquisition fees that were issued after the termination of our follow-on offering. We had also repurchased 1,984,677 shares of our common stock under our share repurchase plan through June 30, 2014. As of June 30, 2014 and December 31, 2013, we had 293,399,469 and 290,003,240 shares of our common stock issued and outstanding, respectively.
Offering Costs
Selling Commissions
Initial Offering
Through the termination of our initial offering on February 14, 2013, our dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the three and six months ended June 30, 2013, we incurred $0 and $9,102,000 in selling commissions to our dealer manager, respectively. Such commissions were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our initial offering.
Follow-On Offering
Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the three and six months ended June 30, 2013, we incurred $33,457,000 and $37,894,000 in selling commissions to our dealer manager, respectively. Such selling commissions were charged to stockholders’ equity as such amounts were reimbursed to our dealer manager from the gross proceeds of our follow-on offering.

Dealer Manager Fee
Initial Offering
Through the termination of our initial offering on February 14, 2013, our dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of these fees to participating broker-dealers. For the three and six months ended June 30, 2013, we incurred $0 and $3,981,000 in dealer manager fees to our dealer manager, respectively. Such fees were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our initial offering.
Follow-On Offering
Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our dealer manager received a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager could have re-allowed all or a portion of the dealer manager fee to participating broker-dealers. For the three and six months ended June 30, 2013, we incurred $14,888,000 and $16,850,000 in dealer manager fees to our dealer manager. Such fees were charged to stockholders' equity as such amounts were paid to our dealer manager from the gross proceeds of our follow-on offering.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Accumulated Other Comprehensive Income
For the three and six months ended June 30, 2013, we did not have other comprehensive income. The changes in accumulated other comprehensive income, net of noncontrolling interests, by component consisted of the following for the six months ended June 30, 2014:

	Gains on Intra-Entity Foreign Currency Transactions That Are of a Long-Term Investment Nature	Foreign Currency Translation Adjustments	Total
Balance — December 31, 2013	$22,037,000	$739,000	$22,776,000
Net change in current period	16,372,000	528,000	16,900,000
Balance — June 30, 2014	$38,409,000	$1,267,000	$39,676,000
Noncontrolling Interests
On February 4, 2009, our former advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 200 limited partnership units. On January 4, 2012, Griffin-American Advisor contributed $2,000 to acquire 200 limited partnership units of our operating partnership. On September 14, 2012, we entered into an agreement whereby we purchased all of the limited partnership interests held by our former advisor in our operating partnership. Between December 31, 2012 and July 16, 2013, 12 investors contributed their interests in 15 buildings in exchange for 281,600 limited partnership units in our operating partnership at an offering price per unit of $9.50. Pursuant to the operating partnership agreement, each limited partnership unit may be exchanged, at any time on or after the first anniversary date of the issuance, on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock, or any combination of both. Each limited partnership unit is also entitled to distributions in an amount equal to the per share distributions declared on shares of our common stock.
As of June 30, 2014 and 2013, we owned greater than a 99.90% and 99.86%, respectively, general partnership interest in our operating partnership and our limited partners owned less than a 0.10% and 0.14%, respectively, limited partnership interest in our operating partnership. As such, less than 0.10% and 0.14%, respectively, of the earnings of our operating partnership for the three and six months ended June 30, 2014 and 2013 were allocated to noncontrolling interests, subject to certain limitations.
Until December 31, 2013, we owned a 98.75% interest in the consolidated limited liability company that owns Pocatello East Medical Office Building, or the Pocatello East MOB property. As such, for the three and six months ended June 30, 2013, 1.25% of the earnings of the Pocatello East MOB property were allocated to noncontrolling interests.
On December 31, 2013, we purchased the remaining 1.25% noncontrolling interest in the consolidated limited liability company that owns the Pocatello East MOB property that was purchased on July 27, 2010.
Distribution Reinvestment Plan
We adopted the DRIP that allowed stockholders to purchase additional shares of our common stock through the reinvestment of distributions at an offering price equal to 95.0% of the primary offering price of our offerings, subject to certain conditions. On September 9, 2013, we filed a Registration Statement on Form S-3 under the Securities Act to register a maximum of $100,000,000 of additional shares of our common stock pursuant to the Secondary DRIP. We commenced offering shares under the Secondary DRIP on October 30, 2013 following the termination of our follow-on offering. Our board of directors is evaluating our strategic alternatives to maximize stockholder value. See Note 20, Subsequent Event — Entry into an Agreement and Plan of Merger, for a further discussion. As such, on March 28, 2014, our board of directors suspended the Secondary DRIP effective beginning with the distributions declared for the month of April 2014, which were payable in May 2014, and all future distributions declared will be paid in cash to our stockholders.
For the three months ended June 30, 2014 and 2013, $9,498,000 and $12,701,000, respectively, in distributions were reinvested and 978,027 and 1,307,929 shares of our common stock, respectively, were issued pursuant to the Secondary DRIP and the DRIP, respectively.
For the six months ended June 30, 2014 and 2013, $36,909,000 and $22,830,000, respectively, in distributions were reinvested and 3,801,067 and 2,351,143 shares of our common stock, respectively, were issued pursuant to the Secondary DRIP and the DRIP, respectively.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of June 30, 2014 and December 31, 2013, a total of $138,238,000 and $101,329,000, respectively, in distributions were reinvested and 14,305,741 and 10,504,674 shares of our common stock, respectively, were issued pursuant to the DRIP and the Secondary DRIP.
Share Repurchase Plan
Our board of directors approved a share repurchase plan that allowed for repurchases of shares of our common stock by us when certain criteria were met. Share repurchases were made at the sole discretion of our board of directors. All repurchases were subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to the availability of the funds for share repurchases, we limited the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder were not subject to this cap. Funds for the repurchase of shares of our common stock came exclusively from the cumulative proceeds we received from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
On November 6, 2012, our board of directors approved an Amended and Restated Share Repurchase Plan, whereby all shares repurchased on or after December 7, 2012 would be repurchased following a one year holding period at 92.5% to 100% of each stockholder's purchase amount depending on the period of time their shares had been held. Pursuant to the Amended and Restated Share Repurchase Plan, at any time we were engaged in an offering of shares of our common stock, the repurchase amount for shares repurchased under our share repurchase plan would always be equal to or lower than the applicable per share offering price. However, if shares of our common stock were to be repurchased in connection with a stockholder's death or qualifying disability, the repurchase price would be no less than 100% of the price paid to acquire the shares of our common stock from us. Furthermore, our share repurchase plan provided that if there were insufficient funds to honor all repurchase requests, pending requests would be honored among all requests for repurchase in any given repurchase period, as followed: first, pro rata as to repurchases sought upon a stockholder's death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests. Our board of directors is evaluating our strategic alternatives to maximize stockholder value. See Note 20, Subsequent Event — Entry into an Agreement and Plan of Merger, for a further discussion. As such, on March 28, 2014, our board of directors suspended our share repurchase plan, and no stockholder repurchase requests submitted will be fulfilled beginning with requests with respect to the second quarter of 2014.
For the three months ended June 30, 2014 and 2013, we received share repurchase requests and repurchased 280,031 and 264,683 shares of our common stock, respectively, for an aggregate of $2,730,000 and $2,554,000, respectively, at an average repurchase price of $9.75 and $9.65 per share, respectively, and for the six months ended June 30, 2014 and 2013, we received share repurchase requests and repurchased 503,444 and 544,675 shares of our common stock, respectively, for an aggregate of $4,860,000 and $5,254,000, respectively, at an average repurchase price of $9.65 and $9.65 per share, respectively. All shares were repurchased using proceeds we received from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
As of June 30, 2014 and December 31, 2013, we had received share repurchase requests and had repurchased 1,984,677 shares of our common stock for an aggregate of $19,159,000 at an average price of $9.65 per share and 1,481,233 shares of our common stock for an aggregate of $14,299,000 at an average price of $9.65, respectively, using proceeds we received from the sale of shares of our common stock pursuant to the DRIP and the Secondary DRIP.
2009 Incentive Plan
We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000.

Through June 30, 2014, we granted an aggregate of 60,000 shares of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election or re-election to our board of directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. In addition, on November 7, 2012 and January 20, 2014, we granted an aggregate of 7,500 and 81,540 shares, respectively, of restricted common stock to our independent directors in consideration of the board of directors' determination of market

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

compensation for independent directors of similar publicly registered real estate investment trusts and for their past services rendered, respectively. These shares of restricted common stock vest under the same period described above.
The fair value of each share of restricted common stock at the date of grant was estimated at $10.00 or $10.22 per share, as applicable, the then most recent price paid to acquire a share of our common stock in our offerings; and with respect to the initial 20.0% of shares of our restricted common stock that vested on the date of grant, expensed as compensation immediately, and with respect to the remaining shares of our restricted common stock, amortized on a straight-line basis over the vesting period. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock have full voting rights and rights to distributions.
For the three months ended June 30, 2014 and 2013, we recognized compensation expense of $67,000 and $27,000, respectively, and for the six months ended June 30, 2014 and 2013, we recognized compensation expense of $293,000 and $53,000, respectively, related to the restricted common stock grants ultimately expected to vest. ASC Topic 718, Compensation — Stock Compensation, requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the three and six months ended June 30, 2014 and 2013, we did not assume any forfeitures. Stock compensation expense is included in general and administrative in our accompanying condensed consolidated statements of operations and comprehensive income.
As of June 30, 2014 and December 31, 2013, there was $820,000 and $280,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 3.33 years.

As of June 30, 2014 and December 31, 2013, the weighted average grant date fair value of the nonvested shares of our restricted common stock was $942,000 and $306,000, respectively. A summary of the status of the nonvested shares of our restricted common stock as of June 30, 2014 and December 31, 2013, and the changes for the six months ended June 30, 2014, is presented below:

	Number of Nonvested Shares of our Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2013	30,000	$10.19
Granted	81,540	$10.22
Vested	(19,308)	$10.19
Forfeited	—	$—
Balance — June 30, 2014	92,232	$10.22
Expected to vest — June 30, 2014	92,232	$10.22
13. Related Party Transactions
Fees and Expenses Paid to Affiliates
All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our sub-advisor, one of our co-sponsors or other affiliated entities. We are affiliated with Griffin-American Sub-Advisor and American Healthcare Investors; however, we are not affiliated with Griffin Capital, Griffin-American Advisor or Griffin Securities. In the aggregate, for the three months ended June 30, 2014 and 2013, we incurred $13,689,000 and $10,633,000, respectively, and for six months ended June 30, 2014 and 2013, we incurred $25,673,000 and $17,778,000, respectively, in fees and expenses to our affiliates as detailed below. Our advisor, which is not our affiliate, delegates certain advisory duties pursuant to a sub-advisory agreement to our sub-advisor, which is our affiliate. Therefore, although certain obligations under the Advisory Agreement are contractually performed by or for our advisor, only such obligations pursuant to the sub-advisory agreement that are performed by or for our sub-advisor or its affiliates are disclosed in this related party transactions note.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Offering Stage
Other Organizational and Offering Expenses
Other organizational expenses were expensed as incurred and offering expenses were charged to stockholders' equity as such amounts were paid from the gross proceeds of our offerings.
Initial Offering
Through the termination of our initial offering on February 14, 2013, our other organizational and offering expenses were paid by our sub-advisor or its affiliates on our behalf. Our sub-advisor or its affiliates were reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2013, we incurred $1,000 and $116,000, respectively, in offering expenses to our sub-advisor in connection with our initial offering.
Follow-On Offering
Pursuant to our follow-on offering, which commenced February 14, 2013 and terminated on October 30, 2013, our other organizational and offering expenses were paid by our sub-advisor or its affiliates on our behalf. Our sub-advisor or its affiliates were reimbursed for actual expenses incurred up to 1.0% of the gross offering proceeds from the sale of shares of our common stock in our follow-on offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2013, we incurred $1,288,000 and $1,946,000 in offering expenses to our sub-advisor in connection with our follow-on offering.
Acquisition and Development Stage
Acquisition Fee
Our sub-advisor or its affiliates receive an acquisition fee of up to 2.60% of the contract purchase price for each property we acquire or 2.0% of the origination or acquisition price for any real estate-related investment we originate or acquire. Until March 31, 2014, the acquisition fee for property acquisitions was paid as follows: (i) in shares of common stock in an amount equal to 0.15% of the contract purchase price, at $9.20 per share, the price paid to acquire a share of our common stock in our offerings, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.45% of the contract purchase price. Since April 1, 2014, the acquisition fee for property acquisitions is paid in cash equal to 2.60% of the contract purchase price. Our sub-advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offerings including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. For the three months ended June 30, 2014 and 2013, we incurred $1,107,000 and $3,713,000, respectively, and for the six months ended June 30, 2014 and 2013, we incurred $3,953,000 and $6,198,000, respectively, in acquisition fees to our sub-advisor and its affiliates, which included 0 shares and23,056 shares of common stock issued for the three months ended June 30, 2014 and 2013, respectively, and 17,066 shares and 38,213 shares of common stock for the six months ended June 30, 2014 and 2013, respectively.
Acquisition fees in connection with the acquisition of properties are (i) expensed as incurred when they relate to the purchase of a business in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and are included in acquisition related expenses in our accompanying condensed consolidated statements of operations and comprehensive income, or (ii) are capitalized when they relate to the purchase of an asset and included in real estate investments, net, in our accompanying condensed consolidated balance sheets, as applicable. Acquisition fees in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
Development Fee
In the event our sub-advisor or its affiliates provide development-related services, our sub-advisor or its affiliates receive a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our sub-advisor or its affiliates if our sub-advisor or its affiliates elect to receive an acquisition fee based on the cost of such development. For the three and six months ended June 30, 2014 and 2013, we did not incur any development fees to our sub-advisor or its affiliates.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Reimbursement of Acquisition Expenses
Our sub-advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which is reimbursed regardless of whether an asset is acquired. For the three and six months ended June 30, 2014 and 2013, we did not incur any acquisition expenses to our sub-advisor or its affiliates.
Reimbursements of acquisition expenses related to real estate investments are (i) expensed as incurred when they relate to the purchase of a business in accordance with ASC Topic 805 and are included in acquisition related expenses in our accompanying condensed consolidated statements of operations and comprehensive income, or (ii) are capitalized when they relate to the purchase of an asset and included in real estate investments, net, in our accompanying condensed consolidated balance sheets, as applicable. Reimbursements of acquisition expenses in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested directors, including a majority of our independent directors, not otherwise interested in the transaction. For the three and six months ended June 30, 2014 and 2013, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions, except with respect to our acquisition of land in the Dixie-Lobo Medical Office Building Portfolio on May 2, 2013. Pursuant to our charter, prior to the acquisition of the land, our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the fees and expenses associated with the acquisition of the land in excess of the 6.0% limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.
Operational Stage
Asset Management Fee
Our sub-advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets existing as of January 6, 2012 and one-twelfth of 0.75% of the average invested assets acquired after January 6, 2012, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of average invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and average invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan. For the three months ended June 30, 2014 and 2013, we incurred $5,783,000 and $3,011,000, respectively, and for the six months ended June 30, 2014 and 2013, we incurred $11,373,000 and $5,729,000, respectively, in asset management fees to our sub-advisor.
Asset management fees are included in general and administrative in our accompanying condensed consolidated statements of operations and comprehensive income.
Property Management Fee
Our sub-advisor or its affiliates are paid a monthly property management fee of up to 4.0% of the gross monthly cash receipts from each property managed by our sub-advisor or its affiliates. Our sub-advisor or its affiliates may sub-contract its duties to any third-party, including for fees less than the property management fees payable to our sub-advisor or its affiliates. In addition to the above property management fee, for each property managed directly by entities other than our sub-advisor or its affiliates, we pay our sub-advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property; provided however, that in no event will we pay both a property management fee and an oversight fee to our sub-advisor or its affiliates with respect to the same property. For the three months ended June 30, 2014 and 2013, we incurred $1,638,000 and $1,033,000, respectively, and for six months ended June 30, 2014 and 2013, we incurred $3,248,000 and $1,858,000, respectively, in property management fees and oversight fees to our sub-advisor or its affiliates.
Property management fees and oversight fees are included in rental expenses in our accompanying condensed consolidated statements of operations and comprehensive income.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

On-site Personnel Payroll
For the three and six months ended June 30, 2014,  we incurred $4,480,000 and $5,491,000, respectively, as a reimbursement of payroll expense for on-site personnel to an affiliate of our advisor, which is included in rental expenses in our accompanying condensed consolidated statements of operations and comprehensive income. We did not incur any such amounts for the three and six months ended June 30, 2013.
Lease Fees
We pay our sub-advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. For the three months ended June 30, 2014 and 2013, we incurred $609,000 and $1,551,000, respectively, and for the six months ended June 30, 2014 and 2013, we incurred $1,469,000 and $1,856,000, respectively, in lease fees to our sub-advisor or its affiliates.
Lease fees are capitalized as lease commissions and included in other assets, net in our accompanying condensed consolidated balance sheets.
Construction Management Fee
In the event that our sub-advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our sub-advisor or its affiliates are paid a construction management fee of up to 5.0% of the cost of such improvements. For the three months ended June 30, 2014 and 2013, we incurred $72,000 and $36,000, respectively, and for the six months ended June 30, 2014 and 2013, we incurred $139,000 and $75,000, respectively, in construction management fees to our sub-advisor or its affiliates.
Construction management fees are capitalized as part of the associated asset and included in real estate investments, net in our accompanying condensed consolidated balance sheets or expensed and included in our accompanying condensed consolidated statements of operations and comprehensive income, as applicable.
Operating Expenses
We reimburse our sub-advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our sub-advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors.
For the 12 months ended June 30, 2014, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.1% and 23.9%, respectively, for the 12 months ended June 30, 2014. For the three and six months ended June 30, 2014 and 2013, our sub-advisor or its affiliates did not incur any operating expenses on our behalf.
Operating expense reimbursements are included in general and administrative in our accompanying condensed consolidated statements of operations and comprehensive income.
Compensation for Additional Services
Our sub-advisor and its affiliates are paid for services performed for us other than those required to be rendered by our sub-advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the three and six months ended June 30, 2014 and 2013, our sub-advisor and its affiliates were not compensated for any additional services.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Liquidity Stage
Disposition Fees
For services relating to the sale of one or more properties, our sub-advisor or its affiliates are paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the three and six months ended June 30, 2014 and 2013, we did not incur any disposition fees to our sub-advisor or its affiliates.
Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
In the event of liquidation, our sub-advisor will be paid a subordinated distribution of net sales proceeds. The distribution from our operating partnership will be equal to 77.09% of 15.0% of the net proceeds from the sales of properties, as set forth in the operating partnership agreement, as amended, after distributions to our stockholders, in the aggregate, of (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (ii) an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the three and six months ended June 30, 2014 and 2013, we did not incur any such distributions to our sub-advisor.
Subordinated Distribution upon Listing
Upon the listing of shares of our common stock on a national securities exchange, our sub-advisor will be paid a distribution from our operating partnership equal to 77.09% of 15.0% of the amount by which (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing, as set forth in the operating partnership agreement, as amended. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the three and six months ended June 30, 2014 and 2013, we did not incur any such distributions to our sub-advisor.
Subordinated Distribution Upon Termination
Upon termination or non-renewal of the Advisory Agreement, if the shares of our common stock are not listed on a national securities exchange, our sub-advisor will be entitled to a subordinated distribution from our operating partnership equal to 77.09% of 15.0% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, will provide them an annual 8.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date, subject to certain reductions relating to properties acquired prior to Griffin-American Advisor's appointment as our advisor.
Upon termination or non-renewal of the Advisory Agreement in connection with a merger of our company, our sub-advisor will be entitled to a subordinated distribution from our operating partnership equal to 77.09% of 15.0% of the amount, if any, by which (i) the Implied Value (as defined below) of our assets, plus our cash, cash equivalents, deposits, receivables and prepaid assets as of the date of such merger, less any of our indebtedness or other liabilities, less the amount of transaction or selling expenses incurred in connection with such merger, plus total distributions paid through the date of such merger, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on the gross proceeds through the date of the merger; provided, that the term “Implied Value” means the sum of (A)(1) the total number of shares of our stock outstanding immediately prior to the merger, multiplied by (2) the aggregate consideration paid per share of our stock in connection with the merger, plus (B) any incentive distributions paid or payable to our advisor, our sub-advisor or our former

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

advisor in connection with the merger, plus (C) any of our indebtedness or other liabilities, plus (D) the amount of transaction or selling expenses incurred by us or on our behalf in connection with the merger as of the date of the merger, minus (E) our cash, cash equivalents, deposits, receivables and prepaid assets.
As of June 30, 2014 and 2013, we had not recorded any charges to earnings related to the subordinated distribution upon termination. See Note 20, Subsequent Event — Entry into an Agreement and Plan of Merger, for a further discussion.
Executive Stock Purchase Plans
Effective January 1, 2013, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, our President and Chief Operating Officer, Danny Prosky, and our Executive Vice President, General Counsel, Mathieu B. Streiff, each executed a stock purchase plan, or the Executive Stock Purchase Plans, whereby they each irrevocably agreed to invest 100%, 50.0% and 50.0%, respectively, of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. In addition, our Chief Financial Officer, Shannon K S Johnson, our Senior Vice President of Acquisitions, Stefan K.L. Oh, and our Secretary, Cora Lo, each executed similar Executive Stock Purchase Plans whereby each executive irrevocably agreed to invest 15.0%, 15.0% and 10.0%, respectively, of their net after-tax base salary earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. The Executive Stock Purchase Plans each were to terminate on the earlier of (i) December 31, 2013, (ii) the termination of our offerings, (iii) any suspension of our offerings by our board of directors or a regulatory body, or (iv) the date upon which the number of shares of our common stock owned by such person, when combined with all their other investments in our common stock, exceeds the ownership limits set forth in our charter. In connection with the termination of our follow-on offering on October 30, 2013, the Executive Stock Purchase Plans also terminated, and therefore we did not issue any shares of our common stock pursuant to the applicable stock purchase plan for the three and six months ended June 30, 2014.
For the three and six months ended June 30, 2013, our executive officers invested the following amounts and we issued the following shares of our common stock pursuant to the applicable stock purchase plan:

		Three Months Ended		Six Months Ended
		June 30, 2013		June 30, 2013
Officer's Name	Title	Amount	Shares	Amount	Shares
Jeffrey T. Hanson	Chairman of the Board of Directors and Chief Executive Officer	$20,000	2,170	$40,000	4,339
Danny Prosky	President and Chief Operating Officer	15,000	1,567	29,000	3,132
Mathieu B. Streiff	Executive Vice President, General Counsel	13,000	1,396	26,000	2,787
Shannon K S Johnson	Chief Financial Officer	6,000	597	11,000	1,145
Stefan K.L. Oh	Senior Vice President of Acquisitions	5,000	576	8,000	917
Cora Lo	Secretary	3,000	334	6,000	643
		$62,000	6,640	$120,000	12,963
Accounts Payable Due to Affiliates
The following amounts were outstanding to our affiliates as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
Fee	2014	2013
Asset and property management fees	$2,539,000	$2,201,000
Lease commissions	440,000	83,000
Construction management fees	145,000	94,000
Offering costs	—	28,000
Operating expenses	—	1,000
	$3,124,000	$2,407,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Asset Allocation Policy
On April 10, 2014, American Healthcare Investors, acting as managing member of our sub-advisor and Griffin-American Healthcare REIT III Advisor, LLC, the advisor of Griffin-American Healthcare REIT III, Inc., or GA Healthcare REIT III, another publicly registered non-traded healthcare REIT also co-sponsored by American Healthcare Investors, adopted an asset allocation policy that initially applied until June 30, 2014 to allocate property acquisitions among us and GA Healthcare REIT III. On June 23, 2014, the asset allocation policy was renewed for another 30 days and subject to successive automatic 30 day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT III. Pursuant to the asset allocation policy, American Healthcare Investors will allocate potential investment opportunities to us and GA Healthcare REIT III based on the consideration of certain factors for each company such as investment objectives; the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects.
After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for (a) investment opportunities of $100,000,000 or greater and (b) international investments, until such time as we reach 30% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014); and (ii) GA Healthcare REIT III will have priority for investment opportunities of $20,000,000 or less, until such time as GA Healthcare REIT III reaches $500,000,000 in aggregate assets (based on contract purchase price). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT III, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity.
14. Fair Value Measurements
Assets and Liabilities Reported at Fair Value
The table below presents our assets and liabilities measured at fair value on a recurring basis as of June 30, 2014, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Interest rate swaps	$—	$376,000	$—	$376,000
Foreign currency forward contract	—	26,873,000	—	26,873,000
Contingent consideration obligations	—	—	3,669,000	3,669,000
Total liabilities at fair value	$—	$27,249,000	$3,669,000	$30,918,000

The table below presents our assets and liabilities measured at fair value on a recurring basis as of December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Interest rate swaps	$—	$451,000	$—	$451,000
Foreign currency forward contract	—	16,489,000	—	16,489,000
Contingent consideration obligations	—	—	4,675,000	4,675,000
Total liabilities at fair value	$—	$16,940,000	$4,675,000	$21,615,000

There were no transfers into and out of fair value measurement levels during the six months ended June 30, 2014 and 2013.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Derivative Financial Instruments
We use interest rate swaps to manage interest rate risk associated with floating rate debt and foreign currency forward contracts to mitigate the effects of foreign currency fluctuations. The valuation of these instruments is determined using widely accepted valuation techniques including a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, spot and forward rates, as well as option volatility. The fair values of interest rate swaps and foreign currency forward contracts are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates or foreign currency exchange rates (forward curves) derived from observable market interest rate curves and foreign currency exchange rates curves, as applicable.
To comply with the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.
Although we have determined that the majority of the inputs used to value our interest rate swaps and foreign currency forward contracts fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these instruments utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by us and our counterparty. However, as of June 30, 2014 and December 31, 2013, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our interest rate swaps and foreign currency forward contracts. As a result, we have determined that our interest rate swaps and foreign currency forward contracts valuations in their entirety are classified in Level 2 of the fair value hierarchy.
Contingent Consideration
Obligations
In connection with our property acquisitions, we have accrued $3,669,000 and $4,675,000 as contingent consideration obligations as of June 30, 2014 and December 31, 2013, respectively. Such consideration will be paid upon various conditions being met including our tenants achieving certain rent coverage ratios, completing renovation projects or sellers' leasing of unoccupied space. Of the amount accrued as of June 30, 2014, $2,911,000 relates to our acquisition of Pacific Northwest Senior Care Portfolio on August 24, 2012 and $758,000 relates to various other property acquisitions. Of the amount accrued as of December 31, 2013, $3,208,000 relates to our acquisition of Pacific Northwest Senior Care Portfolio and $1,467,000 relates to various other property acquisitions.
We could be required to pay up to $6,525,000 in contingent consideration with respect to our acquisition of Pacific Northwest Senior Care Portfolio. The first $4,700,000 of such contingent consideration can be paid immediately upon notification that improvements up to such dollar amount have been completed by the tenant. The remaining portion of up to $1,825,000 could be paid within three years from the acquisition date provided that (i) the tenant has achieved a certain specified rent coverage ratio computed in the aggregate for the six most recent calendar months and (ii) the tenant has completed additional improvements in an amount up to $1,825,000. The range of payment is between $0 and up to a maximum of $6,525,000; however, such payment will result in an increase in the monthly rent charged to the tenant and additional rental revenue to us. We have assumed that the tenant will use and request the first $4,700,000 for the improvements and that the tenant will achieve the required rent coverage ratios for six consecutive months to qualify for the additional $1,825,000. As of June 30, 2014, we have made payments of $3,614,000 towards this obligation.

Unobservable Inputs and Reconciliation
The fair value of the contingent consideration is determined based on the facts and circumstances existing at each reporting date and the likelihood of the counterparty achieving the necessary conditions based on a probability weighted discounted cash flow analysis based, in part, on significant inputs which are not observable in the market. As a result, we have determined that our contingent consideration valuations are classified in Level 3 of the fair value hierarchy. Our contingent consideration obligations are included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets and any changes in their fair value subsequent to their acquisition date valuations are charged to

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

earnings. Gains and losses recognized on contingent consideration obligations are included in acquisition related expenses in our accompanying condensed consolidated statements of operations and comprehensive income.
The following table shows quantitative information about unobservable inputs related to Level 3 fair value measurements used as of June 30, 2014 and December 31, 2013 for our most significant contingent consideration obligation:

Property	Fair Value as of June 30, 2014	Fair Value as of December 31, 2013	Unobservable Inputs	Range of Inputs/Inputs
Pacific Northwest Senior Care Portfolio	$2,911,000	$3,208,000	Achieve Required Lease Coverage Ratios	Yes
			Total Estimated Cost of Tenant Improvements	$6,525,000
			Percentage of Eligible Payment Requested	100%
___________
Significant increases or decreases in any of the unobservable inputs in isolation or in the aggregate would result in a significantly higher or lower fair value measurement to each contingent consideration obligation as of June 30, 2014 and December 31, 2013. Lastly, if the counterparty requests something less than 100% of the eligible payment, which they have the right to do, then the fair value would decrease. If the lease coverage ratio is not met for Pacific Northwest Senior Care Portfolio, then the fair value would decrease to $1,086,000 and $1,383,000 as of June 30, 2014 and December 31, 2013, respectively. A decrease in the total cost of the tenant improvements would decrease the fair value of the tenant improvement allowance. An increase in the total cost of the tenant improvements would have no impact on the payment.
The following is a reconciliation of the beginning and ending balances of our contingent consideration assets and obligations for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Contingent Consideration Obligations:
Beginning balance	$4,386,000	$59,615,000	$4,675,000	$60,204,000
Additions to contingent consideration obligations	—	287,000	100,000	287,000
Realized/unrealized (gains) losses recognized in earnings	(40,000)	(185,000)	(78,000)	273,000
Settlements of obligations	(677,000)	(53,228,000)	(1,028,000)	(54,275,000)
Ending balance	$3,669,000	$6,489,000	$3,669,000	$6,489,000
Amount of total gains included in earnings attributable to the change in unrealized (gains) losses related to obligations still held	$(40,000)	$(185,000)	$(78,000)	$(185,000)
Financial Instruments Disclosed at Fair Value
ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.
Our accompanying condensed consolidated balance sheets include the following financial instruments: real estate notes receivable, net, cash and cash equivalents, accounts and other receivables, net, restricted cash, real estate and escrow deposits, accounts payable and accrued liabilities, accounts payable due to affiliates, mortgage loans payable, net and borrowings under our unsecured line of credit.
We consider the carrying values of real estate notes receivable, net, cash and cash equivalents, accounts and other receivables, net, restricted cash, real estate and escrow deposits, accounts payable and accrued liabilities to approximate the fair value for these financial instruments because of the short period of time since origination or the short period of time between origination of the instruments and their expected realization. Due to the short-term nature of these instruments, Level 1 and Level 2 inputs are utilized to estimate the fair value of these financial instruments. The fair value of accounts payable due to affiliates is not determinable due to the related party nature of the accounts payable.
The fair value of the mortgage loans payable and our unsecured line of credit is estimated using a discounted cash flow analysis using borrowing rates available to us for debt instruments with similar terms and maturities. As of June 30, 2014 and December 31, 2013, the fair value of the mortgage loans payable was $325,400,000 and $324,930,000, respectively, compared

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

to the carrying value of $320,643,000 and $329,476,000, respectively. The fair value of our unsecured line of credit as of June 30, 2014 and December 31, 2013 was $217,817,000 and $68,243,000, respectively, compared to the carrying value of $217,300,000 and $68,000,000, respectively. We have determined that the mortgage loans payable and our unsecured line of credit valuations are classified as Level 2 within the fair value hierarchy.
15. Income Taxes
As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. We have elected to treat certain of our consolidated subsidiaries as TRSs pursuant to the Code. TRSs may participate in services that would otherwise be considered impermissible for REITs and are subject to federal and state income tax at regular corporate tax rates.
We did not incur income taxes for the three and six months ended June 30, 2013. Components of (loss) income before taxes for the three and six months ended June 30, 2014 was as follows:

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Domestic	$(228,000)	$10,095,000
Foreign	(1,074,000)	(1,943,000)
(Loss) income before income taxes	$(1,302,000)	$8,152,000
The components of income tax expense (benefit) for the three and six months ended June 30, 2014 was as follows:

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Federal deferred	$(4,801,000)	$(7,546,000)
State deferred	(567,000)	(838,000)
Foreign current	120,000	281,000
Foreign deferred	(925,000)	(1,670,000)
Valuation allowances	5,368,000	8,336,000
Total income tax (benefit)	$(805,000)	$(1,437,000)
Current Income Tax
Federal and state income taxes are generally a function of the level of income recognized by our TRSs. Foreign income taxes are generally a function of our income on our real estate investments located in the United Kingdom.
Deferred Taxes
Deferred income tax is generally a function of the period’s temporary differences (primarily basis differences between tax and financial reporting for real estate assets and equity investments) and generation of tax net operating losses that may be realized in future periods depending on sufficient taxable income.
We apply the rules under ASC 740-10, Accounting for Uncertainty in Income Taxes, for uncertain tax positions using a “more likely than not” recognition threshold for tax positions. Pursuant to these rules, we will initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits of the tax position, that such a position will be sustained upon examination by the relevant tax authorities. If the tax benefit meets the “more likely than not” threshold, the measurement of the tax benefit will be based on our estimate of the ultimate tax benefit to be sustained if audited by the taxing authority. We assess the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A valuation allowance is established if we believe it is more likely than not that all or a portion of the deferred tax assets are not realizable. As of June 30, 2014, our valuation allowance fully reserves the net deferred tax asset due to inherent uncertainty of future income. We will continue to monitor industry and economic conditions, and our ability to generate taxable income based on our business plan and available tax planning strategies, which would allow us to utilize the tax benefits of the net deferred tax assets and thereby allow us to reverse all, or a portion of, our valuation allowance in the future.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

For foreign income tax purposes, the acquisition of UK Senior Housing Portfolio has been treated as a tax-free transaction resulting in a carry-over basis in assets and liabilities. In accordance with GAAP, we record all of the acquired assets and liabilities at the estimated fair values and recognize the deferred income tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair value of the assets at the date of acquisition. If taxable income is generated in these subsidiaries, we recognize a deferred income tax benefit in earnings as a result of the reversal of the deferred income tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability.
Any increases or decreases to the deferred income tax assets or liabilities are reflected in income tax benefit in our condensed consolidated statements of operations and comprehensive income. The components of deferred tax assets and liabilities as of June 30, 2014 and December 31, 2013 were as follows:

	June 30,	December 31,
	2014	2013
Deferred income tax assets:
Net operating loss	$8,336,000	$—
Valuation allowances	(8,336,000)	—
Total deferred income tax assets	$—	$—
Deferred income tax liabilities:
Foreign – built-in-gains, real estate properties	$47,443,000	$47,635,000
Other – temporary differences	2,831,000	2,730,000
Total deferred income tax liabilities	$50,274,000	$50,365,000
16. Business Combinations
2014
For the six months ended June 30, 2014, we acquired four buildings, which have been accounted for as business combinations. The aggregate contract purchase price was $70,050,000, plus closing costs and acquisition fees of $2,148,000, which are included in acquisition related expenses in our accompanying condensed consolidated statements of operations and comprehensive income. See Note 3, Real Estate Investments, Net for a listing of the properties acquired, acquisition dates and the amount of financing initially incurred or assumed in connection with such acquisitions. Based on quantitative and qualitative considerations, the business combinations we completed during 2014 are not material individually or in the aggregate.
2013
For the six months ended June 30, 2013, we completed nine property acquisitions comprising 27 buildings, which have been accounted for as business combinations. The aggregate contract purchase price was $198,950,000, plus closing costs and acquisition fees of $6,117,000, which are included in acquisition related expenses in our accompanying condensed consolidated statements of operations and comprehensive income.
Results of operations for the property acquisitions are reflected in our accompanying condensed consolidated statements of operations and comprehensive income for the six months ended June 30, 2013 for the period subsequent to the acquisition date of each property through June 30, 2013. For the period from the acquisition date through June 30, 2013, we recognized the following amounts of revenue and net income for the property acquisitions:

Acquisition	Revenue	Net Income
2013 Acquisitions	$4,990,000	$1,002,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following summarizes the fair value of our 2013 property acquisitions at the time of acquisition:

	2013 Acquisitions
Building and improvements	$148,246,000
Land	17,025,000
In-place leases	13,673,000
Tenant relationships	22,058,000
Above market leases	2,512,000
Total assets acquired	203,514,000
Mortgage loans payable, net	(62,712,000)
Below market leases	(1,536,000)
Above market leasehold interest	(147,000)
Other liabilities	(287,000)	(1)
Total liabilities assumed	(64,682,000)
Net assets acquired	$138,832,000
__________

(1)
Included in other liabilities is $287,000 accrued for as contingent consideration in connection with the purchase of a building in the Central Indiana MOB Portfolio. See Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Assuming the property acquisitions in 2013 discussed above had occurred on January 1, 2012, for the three months and six months ended June 30, 2013 and 2012, pro forma revenue, net income (loss), net income (loss) attributable to controlling interest and net income (loss) per common share attributable to controlling interest — basic and diluted would have been as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$47,010,000	$28,066,000	$92,841,000	$53,107,000
Net income (loss)	$9,056,000	$(966,000)	$17,934,000	$(4,112,000)
Net income (loss) attributable to controlling interest	$9,042,000	$(963,000)	$17,905,000	$(4,099,000)
Net income (loss) per common share attributable to controlling interest — basic and diluted	$0.05	$(0.01)	$0.12	$(0.06)

The pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 1, 2012. In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
17. Segment Reporting
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity's reportable segments. As of June 30, 2014, we evaluated our business and made resource allocations based on five reportable business segments—medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. Our medical office buildings are typically leased to multiple tenants under separate leases in each building, thus requiring active management and responsibility for many of the associated operating expenses (although many of these are, or can effectively be, passed through to the tenants). Our hospital investments are primarily single tenant properties which lease the facilities to unaffiliated tenants under “triple-net” and generally “master” leases that transfer the obligation for all facility operating costs (including maintenance, repairs, taxes, insurance and capital expenditures) to the tenant. Our skilled nursing facilities and senior housing facilities are acquired and similarly structured as our hospital investments. Our senior housing–RIDEA properties include senior housing facilities that are owned and operated utilizing a RIDEA structure.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

We evaluate performance based upon net operating income of the combined properties in each segment. We define net operating income, a non-GAAP financial measure, as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, interest expense, foreign currency and derivative loss, interest income and income tax benefit. We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we believe that segment net operating income serves as a useful supplement to net income (loss) because it allows investors and our management to measure unlevered property-level operating results and to compare our operating results to the operating results of other real estate companies and between periods on a consistent basis. Segment net operating income should not be considered as an alternative to net income (loss) determined in accordance with GAAP as an indicator of our financial performance, and, accordingly, we believe that in order to facilitate a clear understanding of our consolidated historical operating results, segment operating income should be examined in conjunction with net income (loss) as presented in our accompanying condensed consolidated financial statements.
Interest expense, depreciation and amortization and other expenses not attributable to individual properties are not allocated to individual segments for purposes of assessing segment performance.
Non-segment assets primarily consist of corporate assets including cash and cash equivalents, real estate and escrow deposits, deferred financing costs, other receivables and other assets not attributable to individual properties.

Summary information for the reportable segments during the three and six months ended June 30, 2014 and 2013 was as follows:

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Three Months Ended June 30, 2014
Revenues:
Real estate revenue	$39,459,000	$13,298,000	$6,350,000	$13,828,000	$—	$72,935,000
Resident fees and services	—	975,000	—	623,000	19,389,000	20,987,000
Total revenues	39,459,000	14,273,000	6,350,000	14,451,000	19,389,000	93,922,000
Expenses:
Rental expenses	12,592,000	6,073,000	896,000	1,246,000	14,185,000	34,992,000
Segment net operating income	$26,867,000	$8,200,000	$5,454,000	$13,205,000	$5,204,000	$58,930,000
Expenses:
General and administrative						$11,704,000
Acquisition related expenses						1,101,000
Depreciation and amortization						34,326,000
Income from operations						11,799,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(5,445,000)
Gain in fair value of derivative financial instruments						25,000
Foreign currency and derivative loss						(7,682,000)
Interest income						1,000
Loss before income taxes						(1,302,000)
Income tax benefit						805,000
Net loss						$(497,000)

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Three Months Ended June 30, 2013
Revenues:
Real estate revenue	$25,023,000	$12,177,000	$5,837,000	$2,357,000	$—	$45,394,000
Expenses:
Rental expenses	8,385,000	823,000	850,000	159,000	—	10,217,000
Segment net operating income	$16,638,000	$11,354,000	$4,987,000	$2,198,000	$—	$35,177,000
Expenses:
General and administrative						$4,369,000
Acquisition related expenses						3,674,000
Depreciation and amortization						16,420,000
Income from operations						10,714,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(4,488,000)
Gain in fair value of derivative financial instruments						123,000
Foreign currency and derivative loss						(330,000)
Interest income						34,000
Net income						$6,053,000

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Six Months Ended June 30, 2014
Revenues:
Real estate revenue	$78,726,000	$26,503,000	$12,600,000	$27,374,000	$—	$145,203,000
Resident fees and services	—	975,000	—	623,000	38,577,000	40,175,000
Total revenues	78,726,000	27,478,000	12,600,000	27,997,000	38,577,000	185,378,000
Expenses:
Rental expenses	25,180,000	9,207,000	1,746,000	1,800,000	28,370,000	66,303,000
Segment net operating income	$53,546,000	$18,271,000	$10,854,000	$26,197,000	$10,207,000	$119,075,000
Expenses:
General and administrative						$19,890,000
Acquisition related expenses						2,743,000
Depreciation and amortization						67,927,000
Income from operations						28,515,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(10,538,000)
Gain in fair value of derivative financial instruments						75,000
Foreign currency and derivative loss						(9,904,000)
Interest income						4,000
Income before income taxes						8,152,000
Income tax benefit						1,437,000
Net income						$9,589,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

	Medical Office Buildings	Skilled Nursing Facilities	Hospitals	Senior Housing	Senior Housing–RIDEA	Six Months Ended June 30, 2013
Revenues:
Real estate revenue	$46,477,000	$22,927,000	$11,488,000	$4,720,000	$—	$85,612,000
Expenses:
Rental expenses	15,018,000	1,619,000	1,505,000	315,000	—	18,457,000
Segment net operating income	$31,459,000	$21,308,000	$9,983,000	$4,405,000	$—	$67,155,000
Expenses:
General and administrative						$8,439,000
Acquisition related expenses						7,279,000
Depreciation and amortization						31,238,000
Income from operations						20,199,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount/premium):
Interest expense						(8,565,000)
Gain in fair value of derivative financial instruments						212,000
Foreign currency and derivative loss						(330,000)
Interest income						37,000
Net income						$11,553,000
Assets by reportable segment as of June 30, 2014 and December 31, 2013 were as follows:

	June 30,	December 31,
	2014	2013
Medical office buildings	$1,360,104,000	$1,296,336,000
Senior housing	733,438,000	699,420,000
Skilled nursing facilities	445,017,000	405,774,000
Senior housing–RIDEA	303,729,000	313,279,000
Hospitals	197,477,000	194,847,000
All other	7,478,000	19,070,000
Total assets	$3,047,243,000	$2,928,726,000
Our portfolio of properties and other investments are located in the United States and the United Kingdom. Revenues and assets are attributed to the country in which the property is physically located. The following is a summary of geographic information for our operations for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
United States	$82,666,000	$45,394,000	$163,191,000	$85,612,000
United Kingdom	11,256,000	—	22,187,000	—
Total revenues	$93,922,000	$45,394,000	$185,378,000	$85,612,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

	June 30,	December 31,
	2014	2013
Real estate investments, net:
United States	$2,070,820,000	$1,965,110,000
United Kingdom	570,800,000	558,589,000
Total real estate investments, net	$2,641,620,000	$2,523,699,000
18. Concentration of Credit Risk
Financial instruments that potentially subject us to a concentration of credit risk are primarily real estate notes receivable, cash and cash equivalents, accounts and other receivable, restricted cash and escrow deposits. We are exposed to credit risk with respect to the real estate notes receivable but we believe collection of the outstanding amount is probable and that the risk is further mitigated as the real estate notes receivable are secured by property and there is a guarantee of completion agreement executed between the parent company of the borrowers and us. Cash and cash equivalents are generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash and cash equivalents in financial institutions that are insured by the Federal Deposit Insurance Corporation, or FDIC. As of June 30, 2014 and December 31, 2013, we had cash and cash equivalents, restricted cash accounts and escrow deposits in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.
Based on leases in effect as of June 30, 2014, no one state in the United States accounted for 10.0% or more of our annualized base rent. However, we own UK Senior Housing Portfolio located in the United Kingdom, which accounted for 14.9% of our annualized base rent as of June 30, 2014. Accordingly, there is a geographic concentration of risk subject to fluctuations in the United Kingdom's economy.
Based on leases in effect as of June 30, 2014, our five reportable business segments, medical office buildings, skilled nursing facilities, senior housing, senior housing–RIDEA and hospitals, accounted for 46.6%, 18.7%, 18.4%, 8.5% and 7.8%, respectively, of our annualized base rent. As of June 30, 2014, rental payments by one of our tenants at our properties accounted for 10.0% or more of our annualized base rent, as follows:

Tenant	2014 Annualized Base Rent(1)	Percentage of Annualized Base Rent	Property	Reportable Segment	GLA (Sq Ft)	Lease Expiration Date(2)
Myriad Healthcare Limited(3)	£21,610,000	14.9%	UK Senior Housing Portfolio	Senior Housing	962,000	09/10/48
__________

(1)
Annualized base rent is based on contractual base rent from leases in effect as of June 30, 2014 and was approximately $36,966,000 based on the currency exchange rate as of June 30, 2014. The loss of this tenant or its inability to pay rent could have a material adverse effect on our business and results of operations.

(2)	UK Senior Housing Portfolio is leased to one tenant under a 35-year absolute net lease with lease termination options on October 1, 2028 and October 1, 2038.

(3)
As of June 30, 2014, £11,754,000, or approximately $20,107,000 based on the currency exchange rate as of June 30, 2014, was outstanding under real estate notes receivable, to affiliates of Myriad Healthcare Limited. See Note 4, Real Estate Notes Receivable, Net, for a further discussion.

19. Per Share Data
We report earnings (loss) per share pursuant to ASC Topic 260, Earnings per Share. Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) allocated to controlling interest by the weighted average number of shares of our common stock outstanding during the period. Net income (loss) allocated to controlling interest is calculated as net income (loss) attributable to controlling interest less distributions allocated to participating securities of $64,000 and $34,000, respectively, for the three months ended June 30, 2014 and 2013, and $125,000 and $47,000, respectively, for the six months ended June 30, 2014 and 2013. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Nonvested shares of our restricted common stock and exchangeable limited partnership units of our operating partnership are participating securities and

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

give rise to potentially dilutive shares of our common stock. As of June 30, 2014 and 2013, there were 92,232 and 25,500 nonvested shares, respectively, of our restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods. As of June 30, 2014 and 2013, there were 281,800 and 254,400 units, respectively, of exchangeable limited partnership units of our operating partnership outstanding, but such units were also excluded from the computation of diluted earnings per share because such units were anti-dilutive during these periods.
20. Subsequent Event
Entry into an Agreement and Plan of Merger
On August 5, 2014, we entered into an Agreement and Plan of Merger, or merger agreement, with NorthStar Realty Finance Corp., or parent, NRF Healthcare Subsidiary, LLC, a wholly owned subsidiary of parent, or Merger Sub, and NRF OP Healthcare Subsidiary, LLC, a wholly owned subsidiary of Merger Sub, or the Partnership Merger Sub, and, together with parent and Merger Sub, referred to as the parent parties, pursuant to which, subject to the satisfaction or waiver of certain conditions, our company will be merged with and into Merger Sub, or the Company Merger, and the Partnership Merger Sub will be merged with and into our operating partnership, or Partnership Merger, and, together with the Company Merger, collectively referred to as the mergers. Upon completion of the Company Merger, Merger Sub will survive and the separate corporate existence of our company will cease. Upon completion of the Partnership Merger, our operating partnership will survive and the separate existence of Partnership Merger Sub will cease.
Pursuant to the terms and conditions in the merger agreement, at the effective time of the Company Merger, or the company merger effective time, each share of our common stock, $0.01 par value per share, issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive (i) that number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of parent, or parent common stock, equal to the quotient determined by dividing $3.75 by the average parent closing price (as defined in the merger agreement) and rounding the result to the nearest 1/10,000 of a share, or the exchange ratio; provided, that if the average parent closing price is less than $16.00, the exchange ratio will be 0.2344, and if the average parent closing price is greater than $20.17, the exchange ratio will be 0.1859, or the stock consideration, and (ii) $7.75 in cash, or the cash consideration, and, together with the stock consideration, referred to as the merger consideration, subject to adjustment in the event either party pays cash dividends in excess of permitted dividends and subject to any applicable withholding tax. In addition, immediately prior to the company merger effective time, all outstanding shares of our restricted stock will be cancelled in exchange for the right to receive, with respect to each restricted company share so cancelled, an amount equal to the merger consideration.
At the effective time of the Partnership Merger, or the partnership merger effective time, each unit of partnership interests in our operating partnership issued and outstanding immediately prior to the partnership merger effective time held by a limited partner of our operating partnership will be converted into the right to receive the merger consideration. The membership interests of Partnership Merger Sub issued and outstanding immediately prior to the effective time of the Partnership Merger will automatically be cancelled and retired and will cease to exist and no payment will be made with respect thereto.
The consummation of the mergers is subject to certain customary closing conditions, including, among others, approval of the Company Merger by the respective holders of a majority of the outstanding shares of our common stock and parent common stock. The obligations of the parties to consummate the mergers are not subject to any financing condition or the receipt of any financing by the parent parties.
We may terminate the merger agreement under certain circumstances in the event that we receive a competing proposal that we conclude, after following certain procedures and adhering to certain restrictions, is a superior proposal (as defined in the merger agreement), so long as the superior proposal was not the result of a breach by us in any material respect of the non-solicitation provisions of the merger agreement. In addition, parent may terminate the merger agreement under certain circumstances and subject to certain restrictions, including if our board of directors effects a company adverse recommendation change. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay a termination fee to parent of $102,000,000. In certain other circumstances, parent will be required to pay us a termination payment of $153,000,000 if parent fails to consummate the Company Merger upon satisfaction or waiver of the conditions to the closing of the Company Merger. If the merger agreement is terminated by us for failure to obtain the approval of parent’s stockholders, parent will be required to pay an alternative termination payment of $35,000,000.

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Upon consummation of the mergers, our sub-advisor may be entitled to a subordinated distribution upon termination, to be paid by parent. The amount to which our sub-advisor may be entitled, if any, would be calculated based on the aggregate merger consideration and the amount of distributions paid to our stockholders as of the date of the consummation of the mergers. See Note 13, Related Party Transactions — Liquidity Stage — Subordinated Distribution Upon Termination, for a discussion of the method of calculating the subordinated distribution upon termination.